EXHIBIT 10.1

                           B A I L   C O M M E R C I A L



ENTRE LES SOUSSIGNES

Monsieur COTTET JACQUES
de Nationalite francaise
Ne le 24  Octobre  1939 a  Saint  Jean  de  Braye  (45)
Demeurant  159  Rue des Chanterelles  45160 OLIVET
Marie sous le regime de la communaute legale a Madame COTTET MARYSE

                                                  Ci-apres denomme "Le Bailleur"
                                                  D'une part

ET

LA SARL CEFCA
Societe a responabilitee
au capital de 1000.000 Francs
don't le siege social est 616 Rue de l'Anguille 45160 OLIVET immatricule au RCS Orleans B 416 625 096 respresentee par son gerant Monsieur HEITZLER CYRIL

                                                   Ci-apres denomme "le Preneur"
                                                   D'autre part.


CECI EXPOSE, IL A ETE CONVENU ET ARRETE CE QUI SUIT

Par les presentes le bailleur donne bail a loyer, conformement aux dispoditions du decret n(degree) 53.960 du 30 septembre 1953 a la SARL CEFCA, preneur qui accepte les biens immobiliers ci-apres designes, sis 616 Rue de l'Anguille 45160 OLIVET.


DESIGNATION

Les Locaux dans lesquels le fonds de commerce est exploite se situent sur un terrain d'une superfice de 4.382 m2.

     -    des ateliers pour une contenance de .........................700 m2
     -    des bureaux pour une contenance de........................... 55 m2
     -    des vestiaires pour une contenance de........................ 45 m2
     -    un magasin pour une contenance de............................ 45 m2


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selon plan.


Tels que lesdits biens existent dans leur etat actuel, le preneur declarant les biens connaitre pour les avoir visites en vue du present bail.

Un droit de passage est consenti par le preneur au profit au profit de Monsieur et Madame COTTET Jacques, qui les a acquis par devant Maitre BOITELLE, Notaire a Orleans.


DUREE

Le present bail est consenti et accepte pour une duree de 9 annees entieres consecutives a compter de la date des presentes.


CONGE PERIODE TRIENNALE

Conformement aux dispositions de l'article 3.1 du decret du 30 septmebre 1953, le preneur aura la faculte de donner conges a L'expiration de chaque periode triennale; la bailleur aura la meme faculte s'il entend invoquer les dispositions des articles 10, 13, et 15 du meme decret, afin de reconstructruire l'immeuble existant, de le surelever ou d'executer des travaux prescrits ou autorises dans le cadre d'une operation de restauration immobiliere.

La partie qui voudra mettre fin au bail dans l'un ou l'autre des cas ci-dessus prevus devra donner conge a l'autre par acte extrajudiciare au moins six mois avant ;'expiration de la periode triennale en cours.


DESIGNATION DES LIEUX LOUES

Les lieux loues devront servir exclusivement a l'activite de TRAITEMENT DE L'EAU

Les adjonctions d'activites connexes ou complementaires ainsi que l'exercice dans les lieux loues d'une ou plusieurs activites differentes de celles prevues ci-dessus ne seront possibles que dans le conditions fixees aux articles 34 a 34-8 inclus du decret du 30 septembre 1953.


CHARGES ET CONDITIONS:

Le present bail est consenti et accepte sous les charges et conditions ordinaires et de droit et en outre sous celled suivantes que le preneur s'oblige a executer sans pouvoir exiger aucune indecrite, ni diminutica de loyer ci-apres fixe.





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ETAT DES LIEUX

Le preneur prendra les lieux loues dans leur etat au jour de l'entree en jouissance.

Dans le mois de l'entree en jouisssance, un etat des lieux sera dresse contradictoirment entre kes parties aux frais du preneur; a defaut le preneur sera repute avoir recles lieux en parfait etat.

ENTRETIEN ET REPARATIONS

Le preneur tiendra les lieux loues de facon constante en parfait etat de reparations locatives et de menu entretien au sens de l'article 1754 du Code Civil, le bailleur s'obligeant de son cote a executer et prendre en charge les grosses reparations visees a l'article 606 du Code Civil.

Quant aux reparations autres que celles enumerees aux articles 606 et 1754 du Code Civil, elles seront faites du consentement et sous l'autorite du Bailleur, mais le preneur en supportera la charge financiere.

Si de telles reparations deviennent necessaires au cours du bail, le Preneur sera tenu d'en informer la Bailleur.

En cas de refus du Bailleur de faire executer les travaux lui incombant a l'expiratior d'un delai de 15 hours suivant la sommation faite par huissier et rappelant la presente clause, le Preneur pourra se faire autoriser par le
President du Tribunal de Grande Instance du lieu de situation des biens, statuant en refere, a proceder lui-meme a l'execution desdites reparations.

Le preneur ne pourra pretendre a auone indemnite ni reduction de loyer au cas ou la duree des travaux, qu'elle que soit leur nature, execerait quarante jours.

AMELIORATIONS

Le preneur supportera la charge de toutes les transformations ou ameliorations necessitees par l'exercice de son activite, y compris celle des travaux prescrits par l'autorite administrative.

Il ne pourra toutefois faire dans les lieux loues sans l'autorisation expresse et par ecrit du Bailleur aucune demolition, aucun percement de mur ou de cloison, aucun changement de distribution ni aucune surelevation; ces travaux, s'ils sont autorises, auront lieus sous la surveillance de l'architecte du Bailleur don't les honoraires seront a la charge du Preneur.

OCCUPATION-JOUISSANCE

Le preneur devra jouir des biens loues en bon pere de famille suivant leur destination.

Il veillera a ne rien faire ni laisser faire qui puisse apporter aucun trouble de jouissance au voisinage; notamment quant aux bruits, odeurs et fumees etc, d'une facon generale, ne devra commettre aucuns abus de jouissance.

Il derva satisfaite a toutes les charges de ville et reglement sanitaires, de voirie, d'hygiene, de securite, de salubrite ou de police, ainsi qu'a celles qui pourraient etre imposees par tous les plans d'urbanisme ou d'amenagement, et a celles qui seraient crees en remplacement, de maniere que le Bailleur ne puisse jamais etre inquiete ou recherche a ce sujet.



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Il ne pourra rien faire ni laisser faire qui puisse deteroire les lieux loues et devra sous peine d'etre personnellement responsable preveninle Bailleur sans retard et par ecrit de toute atteinte qui serait porteea sa propriete et toutes degradations et deteriorations qui viendraient a etre causees ou a se produire aux biens loues et qui rendraient necessaires des travaux incombant au Bailleur.

Il gardera les lieux loues et tiendra constamment garnis de meubles, materiels en valeur et quantite suffisantes pour repondre du paiement exact des loyers et de l'accomplissement des charges du present bail.

Il ne modifiera pas, en quoi que ce soit, l'aspect exterieur de l'immeuble par des adjonctions sur les facades ou des elements de decorations visibles de l'exterieur ou encore des panneaux publicitaires, sans l'accord edit du Bailleur et sous reserve du strict respect permanent de toute reglementation en vigeur s'y rapportant.

Il fera ramoner les cheminees et conduits, s'il en est, a ses frais au moins une fois par an.

Il Il n'exigera pas oue le Bailleur fasse garder et entretenir l'immeable par un concierge ou gardien, et ne reclamera aucune indemnite en cas de suppression de ces services.

Il n'elevera, contre le bailleur, aucune reclamation pour l'interruption dans le service des eaux, de l'electricite, du gaz ou du telephone provenant, soit de travaux ou de reparations, soit de gelees, soit de tout autre cas de force majeure.

En cas d'expropriation pour cause d'utilite publique, il ne pourra rien etre reclame au Bailleur, tous les droits du Preneur etant reserves contre la partie expropriante.

En cas de destruction de l'immeuble, totale ou partielle, par vetuste vice de construction, cas fortiut ou toutes autre cause independante de la volonte du Bailleur, le present bail sera resilie de plein droit et sans indemnite.

CESSION -SOUS LOCATION

Le preneur s'engage a exploiter personnellement son commerce et a occuper personnellement le local, consequence du caractere "intuitu personae" du contrat a son egard.

Ainsi, toute operation en contradiction de cette obligation - notamment la mise en location-gerance du fonds, la constitution d'usufruit sur le fonds, la sous-location du local, la cession du droit au bail ou du fonds, directe ou indirecte, resultant par exemple d'un changement de majorite dans le capital social du Preneur ou d'un apport en societe du droit au bail dans le cadre de l'article 34-3-1 du decret, pour lequelle Breneur doit requerir l'agrement expres ecrit et prealable du bailleur.

En cas d'agrement du Bailleur, le Preneur adressera une copiede l'acte au Bailleur des la conclusion de l'operation a laquelle intervient le Bailleur.

Le cedant restera garant et repondant solidaire du Cessionnaire tant pour le paiement du loyer, des charges et accessoires que pour le respect des conditions du bail. Cette disposition s'appliquera a toutes les cessions successives.

Toute cession devra s'effectuer par acte sous seing prive.


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DROIT DE PREEMPTION

Le bailleur se reserve un droit de preemption en cas de cession du bail, objet des presentes. La signification devra lui en etre fait par lettre recommandee avec accuse de reception. Il devra prendre position dans un delai d'un mois. Faute pour lui d'avoir donne reponse dans ce delai, il perdra le benefice de droit.

En cas de faillite ou reglement judiciaire, le syndic ne pourra ceder le bail qu'aux conditions indiquees au precedent alinea.

DROIT DE PREFERENCE AU PROFIT DU PRENEUR

Un droit de preference en cas de cession des murs, est accorde a prix egal par le bailleur au preneur. La signification devra lui en etre fait par lettre recommandee avec accuse de reception. Il devra prendre position dans un delai d'un mois. Faute pour lui d'avoir donne reponse dans ce delai, il perdra le benefice de droit.

CONDITIONS ET CHARGES

Le Preneur acquittera les contributions personnelles mobilieres, les taxes professionionelles, locatives et autres, de toute nature le concernant personellement ou relatives a son activite, auxquelles les locataires sont ou pourrant etre assujettis.

Il supportera notamment la taxe d'enlevement des ordures menageres, la taxe d'ecoulement a l'egout, la taxe de blayage, la taxe fociere, toutes nouvelles contributions, taxes municipales ou autres et augmentations d'impots pouvant etre crees de quelque nature et sous quelque denominations que ce soit et remboursera au Bailleur les sommes qui pourraient etre avancees par lui a ce sujet.

Il satisfera a toutes les charges de ville, de police et de voirie, don't les locataires sont ordinairement tenus, le tout de maniere que le Bailleur ne puisse aucunement etre inquiete ni recherche a ce sujet.

ASSURANCES

Le Preneur fera son affaire personnelle de s'assurer contre tous les dommages causes aux amenagement qu'il effectuera dans les locaux donnes abail, ainsi que ceux causes aux mobilier, materiel, marchandises, tous objets lui appartenant ou don't il sera detenteur a quelques titres que ce soit, en renoncant et faisant renoncer sa ou ses compagnies d'assurances a tous recours contre le Bailleur et ses assureurs.

Il assurera les risques propres a son exploitation a une comagnie notoirement solvable (incendie, explosion, degats des eaux, vol etc) ainsi que les risques locatifs.

Le Preneur devra declarer dans un delai de 7 jours ouvres a son prpre assurer d'une part, au Bailleur, d'autre part, tout sinistre affectant les biens de ce dernier, quelqu'en soit l'importance et meme s'il n'en resulte aucun degat apparent.

Il fera garantir les consequences pecuniaires des responsabilites qu'il pourrait encourir a l'egard des voisins et des tiers en general.


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Le Bailleur  s'engage de son cote a renoncer et a faire  renoncer des  assureurs subrges a tous recours contre le Preneur et ses assureurs sous reserve de reciprocite.


Il est rappele, d'autre part, que les abandons de recours reciproques indiques ci-dessus seront sans effet si le responsable des dommages a commis une faute dolosive, inentionnalle ou lourde.

Le Preneur devra justifier de l'ensemble de ces contrats, du paiement des primes afferentes a premiere demande du Bailleur.

Dans le cas ou les merchandises entreposees entraineraient par leur nature pour le Bailleur, le paiement d'une surprime d'assurance, celle-ci lui serait remboursee par le Preneur.


VISITE DES LIEUX

Le Preneur devra laisser le Bailleur, son architecte, tous entrepreneurs et ouvrers penetrer dans les lieux loues pour constater leur etat, en presence du Preneur.

Il devra laisser visiter par le Bailleur ou d'eventuels locataires en fin de bail ou en cas de resiliation, pendant une preriode de six mois precedent la date prevue pour sont depart; il devra souffrir l'apposition d'ecriteaux ou d'affiches aux emplacements covenant au Bailleur pendant le meme periode.


LOYERS

Le present bail est consenti et accepte moyennant un loyer mensuel des 12.000 Francs (douze mille francs) en principal hors taxes.

Le present loyer est soumis a la TVA.

Les charges seront payees par le Preneur par provision a chaque echeance et soldees en fin d'annee sur justification de decompte par le Bailleur.

Le loyer sera paye chaque mois, par avance et le premier paiement aura lieu retroactivement a la date des presentes pour effet au Premier Septembre 1998.



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REVISION DU LOYER

Le loyer ci-dessus fixe sera soumis a indexation annuelle qui ne pourra, en ancun cas, etre confundue avec la revision legale des loyers. En consequence, ledit loyer sera augumente ou diminue de plein droit et sans l'accomplissement d'acune formalite judiciare ou extrajudiciare chaque annee, a la date anniversaire d'entree en jouissance proportionnelement a la variation de l'indice national du cout de la construction tel qu'il a ete etabli par l'Institut National de la statistique et des etudes eEconomiques (INSEE), (base de 100 au quatrieme trimestre de l'annee 1953)

Sera retenu comme indice de reference, l'indice 1016, dernier indice publie lors de la prise d'effet du bail.

L'indice de comparaison servant de calcul de la revision sera le dernier indice publie a la date anniversaire de la prise d'effet du bail.

En cas de cessation dudit indice, sans qu'un autre indice, avec un coefficient de reaccordement, lui soit legalement substitue , ou bien si ledit indice se revele ou devient pour une raison quelconque inapplicable, il sera fait application de l'indice le plus voison parmi ceux existants alors ou applicables. A defaut pour les parties de se mettre d'accord sur cet indice le plus voison, dans un delai de trois mois a compter de la date a lacquelle une des deux parties aura propose a l'autre; par ecrit, un expert pris sur la liste de ceux le plus souvent designes comme experts par le Tribunal de Grande Instance du siege du fonds de commerce, en matiere d'estimation de fonds de commerce et de loyers commerciaux.

Chaque fois que, par le jeu de cette clause, le loyer se trouvera augmente ou diminue de plus qu'un quart par rapport au prix precedement fixe contractuellement ou par decision judicaire, chaque partie pourra saisir le juge afin qu'il adapte le jeu de l'echelle mobile a la valeur locative.


DEPOT DE GARANTIE

Pour garantir l'execution des obligations incombant au preneur, celui-ci verse au Bailleur qui le reconnait une somme de 24.000 francs (vingt quatre mille francs) correspondant a 2 termes de loyer.

Ce depot devra etre verse a convenance du bailleur et a premiere demande de celui-ci.

Cette somme est destine a garantir l'execution par le Preneur des charges, clauses et obligations lui incombant en vertu du present bail.

Cette somme restera aux mains du Bailleur jusqu'a l'expiration du bail en garantie du reglement de toute somme que le Preneur pourrait devoir au Bailleur a sa sortie.

Dans le cas de resiliation du present bail par suite d'inexecution d'une des conditions ou pour une cause quelconque imputable au Preneur, le depot de garantie ne sera productive d'aucun interet.

Il est expressement convenu qu'en cas de variation du loyer en vertu de la clause ci-dessus stipulee ou de toute autre revision legale, cette somme devra etre diminuee ou augmentee dans la meme proportion pour etre mise en harmonie avec le nouveau loyer. En consequence, le Preneur versera lors du premiere terme augmente la somme necessaire pour completer ce depot de garantie.



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SOLIDARITE ET INDIVISIBILTE

Les obligations resultant du present bail pour le Preneur, constitueront pour ses ayants-cause et ses ayants-droit et pour toute personne tenue au paiement et a l'execution une charge solidaire et indivisible.

CLAUSE DE NON CONCURRENCE

Le Bailleur s'interdit d'exploiter, directement ou indirectement y compris par la location a un tiers, dans le rste de l'immeuble oules immeubles adjacents, l'un des commerces que le Preneur a declare exercer.

CLAUSE RESOLUTOIRE

A defaut d'execution parfaite par le Preneur de l'une quelconque, si minime soit-elle, de ses obligations issues du present contrat, le contrat est resilie de plein droit un mois apres l'emmission d'un commandement d'executer reste infructueux, reproduisant cette clause avec volonte d'en user, sans qu'il soit besoin d'autre formalitie.

L'expulsion du Preneur et de tous occupants de son chef, pourra avoir lieu en vertu d'une simple ordonnace de refere, sans prejudice de tous depens, dommages et interets et sans que l'effet de la presente caluse puisse etre annule par des offres reelles, passe le delai susindique.

En ce cas, une indemnite d'occupation mensuelle egale a la valeur d'un quart d'une annuite du loyer sera due au Bailleur. Le depot de guarantie restera acquis au Bailleur.


TOLERANCE ET MODIFICATIONS

Les presentes experiment l'integralite de l'accord conclu entre les parties relativement au present bail. Tout accord anterieur, ecrit ou oral s'y rappaportant doit etre considere comme nul.

De meme, toute modification des presentes ne pourra resulter que d'un document ecrit bilateral. Elle ne pourra en aucun cas etre deduite de tolerances . Le Bailleur pourra a tout instant exiger le respect de toutes les clauses du present bail.


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ENRISTREMENT

Les parties requierent l'enregistrement des presentes au droit fixe prevu par l'article 739 du Code General des Impots.


FRAIS

Tous les frais, droits et honoraires des presentes et leurs suites seront supportes par le Preneur qui s'y oblige.


ELECTION DE DOMICILE

Pour l'execution des presentes, les parties font election de domicile:

     -    le Bailleur a son domicile personnel
     -    le Preneur dans les lieux loues.







FAIT EN 6 EXAMPLAIRES LE 16 JULLIET 1998

LE BAILLEUR                                        LE PRENEUR

/s/ Jacques Cottet                                 /s/ Cyril Heitzler
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